Exhibit 99.1

LeMaitre Q3 2026 Financial Results

BURLINGTON, MA, November 4, 2026 – LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, implants, and services, today reported Q3 2026 results, announced a quarterly dividend of $0.25/share, and provided guidance.

Q3 2026:

•	Sales $68.0mm, +11% (+12% organic) vs. Q3 2025

•	Gross margin 71.7% (-360bps, +90 bps vs. adjusted)

•	Op. expenses $31.0mm (+21%, +18% vs. adjusted)

•	Op. income $17.7mm (-13%, +5% vs. adjusted)

•	Op. margin 26%

•	EPS $0.65 (-14%, +5% vs. adjusted)

•	Cash up $13.5mm sequentially to $390mm at 9/30/2026

Grafts (+20%) and shunts (+14%) drove Q3 growth. Artegraft sales increased 18%. EMEA sales increased by 18%, Americas 9%, and APAC 5%. 12% organic growth was comprised of 7% price and 5% units.

Gross margin of 71.7% was up 90 bps (vs. adjusted) due to higher ASPs and operational efficiencies. Operating expenses increased 18% (vs. adjusted) due to Q3 2025 belt-tightening. Headcount of 678 increased 7% versus 9/30/2025 while rep count increased 13% to 171.

In October, the company acquired certain vascular assets from B. Braun for $19.2mm. These polyester and silver-coated grafts, valve cutters and vein strippers recorded sales of $9.4mm in 2025, all outside of North America. Sales will transition into LeMaitre’s channel over the next 18-24 months as B. Braun’s customer contracts conclude or transfer to LeMaitre. During this transition, LeMaitre will receive a portion of the profits on B. Braun-originated sales.

Chairman/CEO George LeMaitre said, “We expect 2026 to be another year of healthy sales (+11%) and EPS growth (+18%). Biologics continue to drive sales due to Artegraft’s international launch and the continued growth of RestoreFlow Allografts. The acquired B. Braun products will strengthen our core vascular portfolio while leveraging our expanding 31-country sales force.”

Business Outlook

	Q4 2026 Guidance	Full Year 2026 Guidance
Sales	$69.9mm - $71.9mm (Mid $70.9mm, +10%, +11% org.)	$274.8mm - $276.8mm (Mid $275.8mm, +11%, +11% org.)
Gross Margin	72.1%	72.1%
Op. Income	$18.8mm - $20.2mm (Mid $19.5mm, +4%)	$74.6mm - $76.1mm (Mid $75.4mm, +11%, +17% adj.)
Op. Margin (Mid)	27%	27%
EPS	$0.70 - $0.75 (Mid $0.73, +7%)	$2.77 - $2.82 (Mid $2.80, +11%, +18% adj.)

*

The top- and bottom-line impacts of the newly acquired B. Braun products are reflected in this Business Outlook. LeMaitre anticipates recording ~$150,000 of Q4 2026 B. Braun product sales and break-even operating income impact.

**	2025 results include a Q3 non-recurring benefit from the Employee Retention Tax Credit. Non-GAAP adjusted figures exclude this benefit. A reconciliation of GAAP to non-GAAP measures is included.

Quarterly Dividend

On October 27, 2026, the Company’s Board of Directors approved a quarterly dividend of $0.25/share of common stock. The dividend will be paid on December 3, 2026, to stockholders of record on November 19, 2026.

Share Repurchase Program

On February 19, 2026, the Company’s Board of Directors authorized the repurchase of up to $100.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 18, 2027, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company’s website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants, and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures, and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company’s short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, GAAP financial performance measures. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events. The Company refers to the calculation of non-GAAP sales growth percentages as “organic” or “adjusted.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. Additionally, the Company has provided percentages for Q3 2026 operating income, gross margin, operating expense and EPS, as well as operating income and EPS guidance, adjusted to exclude the effects of the employee retention tax credit received in 2025. Management believes that viewing growth in these measures excluding those effects provides an alternative and meaningful view of the Company’s profitability.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, our ability to maintain historic levels of profit growth; our ability to increase the selling prices of our products; the status of our regulatory approvals, compliance with regulatory requirements, and the potential for adverse regulatory findings or enforcement actions arising from inspections, audits, or other regulatory reviews, affecting our ability to market and sell our products domestically and internationally; our ability to source, acquire, and integrate acquisitions; our dependence on sole- or limited-source suppliers; competition from other medical device companies and alternative medical technologies; our ability to engage sales call points other than vascular surgeons; disruptions to our information technology systems or breaches of our information security systems; our implementation of our new enterprise resource planning system; our ability to procure, process, and preserve human tissue and comply with relevant regulatory requirements; the impact of a disruption in our manufacturing facilities; our ability to navigate the risks inherent in operating internationally; our ability to transition to direct sales models in certain international territories; the occurrence of litigation relating to product liability, employment matters, intellectual property, contract disputes, and other matters; the occurrence of product defects or recalls; our ability to service and repurchase our debt; the dilutive effect of a conversion of our debt; our ability to navigate executive officer transitions and retain key personnel; our ability to protect our intellectual property; volatility in the price of our common stock; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contact:

ir@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,493	$28,244
Short-term marketable securities	362,228	330,876
Accounts receivable, net	35,876	33,610
Inventory and other deferred costs	71,272	70,422
Prepaid expenses and other current assets	8,642	5,080

Total current assets	505,511	468,232
Property and equipment, net	30,465	26,997
Right-of-use leased assets	18,503	15,762
Goodwill	65,945	65,945
Other intangibles, net	29,295	33,089
Deferred tax assets	746	759
Other assets	5,567	4,906

Total assets	$656,032	$615,690

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,159	$3,646
Accrued expenses	26,686	29,411
Acquisition-related obligations	583	322
Lease liabilities - short-term	3,192	2,944

Total current liabilities	34,620	36,323
Convertible senior notes, net	169,317	168,645
Lease liabilities - long-term	16,342	14,003
Deferred tax liabilities	2,167	1,735
Other long-term liabilities	1,455	1,468

Total liabilities	223,901	222,174
Stockholders’ equity
Common stock	245	244
Additional paid-in capital	238,938	228,407
Retained earnings	215,324	184,715
Accumulated other comprehensive loss	(4,460)	(2,411)
Treasury stock	(17,916)	(17,439)

Total stockholders’ equity	432,131	393,516

Total liabilities and stockholders’ equity	$656,032	$615,690

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net sales	$67,970	$61,046	$204,903	$185,149
Cost of sales	19,265	15,091	57,038	52,800

Gross profit	48,705	45,955	147,865	132,349
Operating expenses:
Sales and marketing	14,506	11,923	43,429	41,030
General and administrative	12,083	10,750	35,239	31,633
Research and development	4,421	2,970	13,328	10,606

Total operating expenses	31,010	25,643	91,996	83,269

Income from operations	17,695	20,312	55,869	49,080
Other income (expense):
Investment income	3,365	3,864	10,075	9,747
Interest expense	(1,304)	(1,297)	(3,906)	(3,886)
Other income (loss), net	(82)	(306)	(503)	(57)

Income before income taxes	19,674	22,573	61,535	54,884
Provision for income taxes	4,650	5,211	13,782	12,732

Net income	$15,024	$17,362	$47,753	$42,152

Earnings per share of common stock
Basic	$0.66	$0.77	$2.09	$1.86

Diluted	$0.65	$0.75	$2.07	$1.84

Weighted - average shares outstanding:
Basic	22,871	22,660	22,844	22,615

Diluted	23,071	24,392	23,064	22,915

Cash dividends declared per common share	$0.25	$0.20	$0.75	$0.60

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands)

(unaudited)

	For the nine months ended
	September 30, 2026	September 30, 2025
Operating activities
Net income	$47,753	$42,152
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,170	7,813
Stock-based compensation	6,056	5,730
Amortization of issuance costs on convertible notes	672	653
Non-cash investment income	(253)	—
Provision for inventory write-downs	2,548	1,893
Provision for credit losses	675	455
Foreign currency transaction effect on income	316	(79)
Changes in operating assets and liabilities:
Accounts receivables	(3,347)	(1,403)
Inventory and other deferred costs	(3,584)	(6,805)
Prepaid expenses and other assets	(4,244)	1,639
Accounts payable and other liabilities	(636)	5,327
Accrued interest	(1,078)	719

Net cash provided by operating activities	53,048	58,094
Investing activities
Purchases of short-term marketable securities	(390,987)	(43,015)
Purchases of property and equipment	(7,429)	(5,006)
Payments related to acquisitions, net of cash acquired	(194)	(95)
Proceeds from short-term marketable securities	358,201	—

Net cash used in investing activities	(40,409)	(48,116)
Financing activities
Proceeds from stock option exercises	4,473	4,657
Deferred payments for acquisitions	(95)	(1,433)
Payment of withholding taxes in connection with net settlement of equity awards	(477)	(605)
Common stock cash dividend paid	(17,144)	(13,572)

Net cash used in financing activities	(13,243)	(10,953)
Effect of exchange rate changes on cash and cash equivalents	(147)	859

Net (decrease) increase in cash and cash equivalents	(751)	(116)
Cash and cash equivalents at beginning of period	28,244	25,610

Cash and cash equivalents at end of period	$27,493	$25,494

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$42,713	63%	$39,218	64%	$127,763	62%	$119,496	64%
Europe, Middle East and Africa	20,830	31%	17,631	29%	63,254	31%	53,431	29%
Asia Pacific	4,427	6%	4,197	7%	13,886	7%	12,222	7%

Total Net Sales	$67,970	100%	$61,046	100%	$204,903	100%	$185,149	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Reconciliation between GAAP Net Income and Non-GAAP Adjusted EBITDA
Net income as reported	$15,024	$17,362	$47,753	$42,152
Employee retention tax credit, net	—	(3,380)	—	(3,380)
Interest (income) expense, net	(2,061)	(2,567)	(6,169)	(5,861)
Amortization and depreciation expense	2,885	2,612	8,170	7,812
Provision for income taxes	4,650	5,211	13,782	12,732

Adjusted EBITDA	$20,498	$19,238	$63,536	$53,455

Adjusted EBITDA percentage increase	7%			19%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended September 30, 2026
Net sales as reported	$67,970
Impact of currency exchange rate fluctuations	439

Adjusted net sales		$68,409
For the three months ended September 30, 2025
Net sales as reported	$61,046
Adjusted net sales		$61,046

Adjusted net sales increase for the three months ended September 30, 2026		$7,363	12%

Reconciliation between GAAP and Non-GAAP gross margin growth:
For the three months ended September 30, 2026
Gross margin as reported	71.7%

Adjusted gross margin		71.7%
For the three months ended September 30, 2025
Gross margin as reported	75.3%
Employee Retention Tax Credit impact	-4.5%

Adjusted gross margin		70.8%

Adjusted gross margin increase for the three months ended September 30, 2026			0.9%

Reconciliation between GAAP and Non-GAAP operating expense growth:
For the three months ended September 30, 2026
Operating expense as reported	$31,010

Adjusted operating expense		$31,010
For the three months ended September 30, 2025
Operating expense as reported	$25,643
Employee Retention Tax Credit impact	667

Adjusted operating expense		$26,310

Adjusted operating expense increase for the three months ended September 30, 2026		$4,700	18%

Reconciliation between GAAP and Non-GAAP operating income growth:
For the three months ended September 30, 2026
Operating income as reported	$17,695

Adjusted operating income		$17,695
For the three months ended September 30, 2025
Operating income as reported	$20,312
Employee Retention Tax Credit impact	(3,380)

Adjusted operating income		$16,932

Adjusted operating income increase for the three months ended September 30, 2026		$763	5%

Reconciliation between GAAP and Non-GAAP earnings per share growth:
For the three months ended September 30, 2026
Earnings per share as reported	$0.65

Adjusted earnings per share		$0.65
For the three months ended September 30, 2025
Earnings per share as reported	$0.75
Employee Retention Tax Credit impact	(0.13)

Adjusted earnings per share		$0.62

Adjusted earnings per share increase for the three months ended September 30, 2026		$0.03	5%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending December 31, 2026
Net sales per guidance (midpoint)	$70,900
Impact of currency exchange rate fluctuations	507

Adjusted projected net sales		$71,407
For the three months ended December 31, 2025
Net sales as reported	$64,453

Adjusted net sales		$64,453

Adjusted projected net sales increase for the three months ending December 31, 2026		$6,954	11%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2026
Net sales per guidance (midpoint)	$275,800
Impact of currency exchange rate fluctuations	(1,433)

Adjusted projected net sales		$274,367
For the year ended December 31, 2025
Net sales as reported	$249,602
Net impact of divestitures excluding currency	(1,839)

Adjusted net sales		$247,763

Adjusted projected net sales increase for the year ending December 31, 2026		$26,604	11%

Reconciliation between GAAP and Non-GAAP projected operating income growth:
For the year ending December 31, 2026
Operating income per guidance (midpoint)	$75,400

Projected operating income		$75,400
For the year ended December 31, 2025
Operating income as reported	$67,912
Impact of employee retention credit	(3,380)

Adjusted operating income		$64,532

Adjusted projected operating income increase for the year ending December 31, 2026		$10,868	17%

Reconciliation between GAAP and Non-GAAP earnings per share growth:
For the year ending December 31, 2026
Earnings per share per guidance (midpoint)	$2.80

Projected earnings per share		$2.80
For the year ended December 31, 2025
Earnings per share as reported	$2.52
Impact of employee retention credit	(0.14)

Adjusted earnings per share		$2.38

Adjusted projected earnings per share increase for the year ending December 31, 2026		$0.42	18%